News Release

Media Contact: Gillian Moore
24-Hour: 800.559.3853
Analyst Contact: Mike Switzer
Office: 704.382.6473
August 4, 2026
Duke Energy reports second-quarter 2026 financial results
▪Second-quarter 2026 reported EPS of $1.38 and adjusted EPS of $1.43; strong first half positions company to deliver full-year results within guidance range
▪Constructive regulatory outcomes support critical investments to maintain reliability and deliver customer value
▪Generation build supports growth in jurisdictions, fuels vibrant economies
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced second-quarter 2026 reported EPS of $1.38, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $1.43. This is compared to reported and adjusted EPS of $1.25 for the second quarter of 2025.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The difference between second-quarter 2026 reported and adjusted EPS includes charges related to regulatory settlements.
Higher second-quarter 2026 adjusted results were driven by recovery of infrastructure investments to reliably serve customers in our growing jurisdictions. These items were partially offset by higher depreciation on a growing asset base and interest expense.
The company is reaffirming its 2026 adjusted EPS guidance of $6.55 to $6.80 and long-term adjusted EPS growth rate of 5% to 7% through 2030 off the 2025 midpoint of $6.30, with confidence to earn in the top half of the range beginning in 2028. Management does not forecast reported GAAP EPS and related long-term growth rates.
“We had a strong first half of the year, achieving constructive regulatory outcomes, advancing strategic priorities and maintaining excellence in our operational and financial performance,” said Harry Sideris, Duke Energy president and chief executive officer. “Looking ahead, we are well-positioned to deliver on our commitments in 2026 and seize the growth opportunities in some of the most economically attractive states in the country. As we build the critical infrastructure our customers and communities need, we’re ensuring our investments support economic growth and create long-term value while providing reliable energy at the lowest possible cost.”

Duke Energy News Release    2

Business segment results
In addition to the following summary of second-quarter 2026 business segment performance, comprehensive tables with detailed EPS drivers for the second quarter compared to prior year are provided at the end of this news release.
The discussion below of second-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized second-quarter 2026 segment income of $1,271 million, compared to segment income of $1,194 million in the second quarter of 2025. In addition to the drivers outlined below, second-quarter 2026 results include the impact of charges related to regulatory settlements, which were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized second-quarter 2026 segment income of $1,310 million, compared to segment income of $1,194 million in the second quarter of 2025. This represents an increase of $0.15 per share. Higher quarterly results were primarily driven by recovery of infrastructure investments to reliably serve customers in our growing jurisdictions, partially offset by higher depreciation on a growing asset base and interest expense.
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized second-quarter 2026 segment income of $10 million, compared to segment income of $6 million in the second quarter of 2025. Flat quarterly results were primarily driven by recovery of infrastructure investments to reliably serve customers in our growing jurisdictions, offset by lower earnings from the sale of Piedmont's Tennessee business.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a second-quarter 2026 segment loss of $204 million, compared to segment loss of $228 million in the second quarter of 2025. This represents an increase of $0.03 per share. Higher quarterly results were primarily driven by higher returns on investments and lower interest expense.

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Effective tax rate
Duke Energy's consolidated reported effective tax rate for the second quarter of 2026 was 12.3% compared to 10.6% in the second quarter of 2025. The increase in the reported effective tax rate was primarily due to a decrease in the amortization of excess deferred taxes.
Duke Energy's consolidated adjusted effective tax rate was 12.6% for the second quarter of 2026 compared to 10.6% in the second quarter of 2025. The increase in the adjusted effective tax rate was primarily due to a decrease in the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled at 10 a.m. ET today to discuss second-quarter 2026 financial results and other business and financial updates. The conference call will be hosted by Harry Sideris, president and chief executive officer, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors' section (duke-energy.com/investors) of Duke Energy’s website or by dialing 585.542.9983 in the U.S. or 833.461.5787 outside the U.S. The confirmation code is 485914666. Please call in 10 to 15 minutes prior to the scheduled start time.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported EPS to adjusted EPS for second-quarter 2026 and 2025 financial results:

(In millions, except per share amounts)	After-Tax Amount	2Q 2026 EPS	2Q 2025 EPS
EPS, as reported		$1.38	$1.25
Adjustments to reported EPS:
Second quarter 2026
Regulatory Settlements	$39	$0.05
Total adjustments(a)		$0.05	$—
EPS, adjusted		$1.43	$1.25
(a)    Total EPS adjustments may not foot due to rounding.

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Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and adjusted effective tax rate. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and basic per share amounts, adjusted for the dollar and per share impact of special items. The adjusted effective tax rate is calculated using pretax earnings and income tax expense, both adjusted to include the impact of noncontrolling interests and preferred dividends and to exclude the impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Special items included within the financial statement periods presented, which management does not believe are reflective of ongoing costs, are described below:
•Regulatory Settlements represent the impact of charges related to the Duke Energy Carolinas' North Carolina rate case settlements.
Management uses these non-GAAP financial measures for planning, forecasting, and to report financial results to the Board of Directors, employees, and stockholders, as well as analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and the adjusted effective tax rate are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Due to the forward-looking nature of forecasted adjusted EPS and related growth rates, the information to reconcile those amounts to the most directly comparable GAAP financial measure is not available, as management is unable to project special items, such as legal settlements, impacts of regulatory orders or asset impairments, for future periods.
Management evaluates segment performance based on segment income and other net loss. Segment income and other net loss are defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income and other net loss include intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income and adjusted other net loss as measures of historical and anticipated future segment performance. Adjusted segment income and adjusted other net loss are non-GAAP financial measures, as they represent segment income and other net loss adjusted for special items, as discussed above. Management believes the presentation of adjusted segment income and adjusted other net loss provide useful information to investors, as they provide additional relevant comparison of a segment’s or Other's performance across periods. The most directly comparable GAAP measures for adjusted segment income and adjusted other net loss are segment income and other net loss.

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Due to the forward-looking nature of forecasted adjusted segment income and forecasted adjusted other net loss and related growth rates, the information to reconcile these amounts to the most directly comparable GAAP financial measures are not available, as management is unable to project special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS, adjusted effective tax rate, adjusted segment income, and adjusted other net loss may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. The company's electric utilities serve 8.7 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 55,700 megawatts of energy capacity. Its natural gas utilities serve 1.6 million customers in North Carolina, South Carolina, Ohio and Kentucky.
Duke Energy is executing an energy modernization strategy, keeping customer value at the forefront as it invests in electric grid upgrades and efficient generation resources to strengthen the system and serve growing energy needs.
More information is available at duke-energy.com. Follow Duke Energy on X, LinkedIn, Instagram, TikTok and Facebook for stories about the people and innovations powering its communities.

Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and reducing carbon emissions, while balancing customer reliability and keeping costs as low as possible for our customers;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, particularly in periods of heightened customer affordability concerns, bill volatility or public and political scrutiny, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

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◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as a global pandemic, trade wars or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology, including artificial intelligence;
◦Additional competition in electric and natural gas markets, municipalization and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers, including direct or indirect effects to the Company resulting from an incident that affects the United States electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices, including any impact from increased tariffs, export controls and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation portfolio, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules, obtaining sufficient skilled labor and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

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◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs and recover on claims made;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or investment carrying values;
◦Asset or business acquisitions and dispositions may not be consummated or yield the anticipated benefits, which could adversely affect our financial condition, credit metrics or ability to execute strategic and capital plans;
◦The (i) failure to realize the anticipated benefits, synergies and value creation expected from the utility combination by which Duke Energy Progress will merge into Duke Energy Carolinas (the Combination), including as a result of difficulties or delays in integrating the contributed assets and operations and/or the incurring of significant costs in connection with the Combination; and (ii) the risk that the combined entity may not perform as expected following the consummation of the Combination due to unforeseen liabilities, its level of indebtedness, integration challenges, market conditions, ratings downgrades or other factors beyond the control of the parties; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2026
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Settlements		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,271	$39	A	$39	$1,310
Gas Utilities and Infrastructure	10	—		—	10
Total Reportable Segment Income	1,281	39		39	1,320
Other	(204)	—		—	(204)
Net Income Available to Duke Energy Corporation Common Stockholders	$1,077	$39		$39	$1,116
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.38	$0.05		$0.05	$1.43
Note: Total EPS adjustments may not cross-foot due to rounding.
A – Duke Energy Carolinas and Duke Energy Progress recorded a total of $51 million pretax within Impairment of assets and other charges on the Condensed Consolidated Statements of Operations as a result of the Duke Energy Carolinas' North Carolina rate case settlements. Segment income for this matter is net of a $12 million tax benefit.
Weighted Average Shares, basic (reported and adjusted) – 779 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2026
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Legal and Regulatory Settlements		Asset Sales		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$2,525	$189	A	$—		$—		$189	$2,714
Gas Utilities and Infrastructure	542	—		(171)	B	—		(171)	371
Total Reportable Segment Income	3,067	189		(171)		—		18	3,085
Other	(467)	—				—		—	(467)
Discontinued Operations	13	—		—		(13)	C	(13)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$2,613	$189		$(171)		$(13)		$5	$2,618
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$3.35	$0.24		$(0.22)		$(0.02)		$0.01	$3.36
Note: Total EPS adjustments may not cross-foot due to rounding.
A – Duke Energy Carolinas and Duke Energy Progress recorded a total of $248 million pretax within Operations, maintenance and other, Impairment of assets and other charges, and Operating Revenues on the Condensed Consolidated Statements of Operations due to certain legal settlements, as well as regulatory settlements related to the Duke Energy Carolinas' North Carolina rate case and establishment of a regulatory liability associated with an energy efficiency program. Segment income amount for these matters is net of a $59 million tax benefit.
B – Net of $196 million tax expense, which includes the impact of nondeductible goodwill related to the sale of Piedmont's Tennessee business.
•$368 million recorded within Gains on Sales of Other Assets and Other, net, and $7 million recorded within Property and other taxes on the Condensed Consolidated Statements of Operations related to the sale of Piedmont's Tennessee business.
•$6 million recorded within Gains on Sales of Other Assets and Other, net on the Condensed Consolidated Statements of Operations related to the sale of certain renewable natural gas investments.
C – Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 779 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2025
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$1,194	$—		$—	$1,194
Gas Utilities and Infrastructure	6	—		—	6
Total Reportable Segment Income	1,200	—		—	1,200
Other	(228)	—		—	(228)
Discontinued Operations	(1)	1	A	1	—
Net Income Available to Duke Energy Corporation Common Stockholders	$971	$1		$1	$972
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.25	$—		$—	$1.25
Note: Total EPS adjustments may not cross-foot due to rounding.
A – Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 777 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2025
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$2,470	$—		$—	$2,470
Gas Utilities and Infrastructure	355	—		—	355
Total Reportable Segment Income	2,825	—		—	2,825
Other	(488)	—		—	(488)
Discontinued Operations	(1)	1	A	1	—
Net Income Available to Duke Energy Corporation Common Stockholders	$2,336	$1		$1	$2,337
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$3.00	$—		$—	$3.00
Note: Total EPS adjustments may not cross-foot due to rounding.
A – Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Condensed Consolidated Statements of Operations.
Weighted Average Shares, basic (reported and adjusted) – 777 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
June 2026
(Dollars in millions)

	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,305		$3,202
Legal and Regulatory Settlements	51		248
Asset Sales	—		(367)
Noncontrolling Interests	(64)		(96)
Preferred Dividends	(15)		(29)
Adjusted Pretax Income	$1,277		$2,958

Reported Income Tax Expense From Continuing Operations	$160	12.3%	$493	15.4%
Legal and Regulatory Settlements	12		59
Asset Sales	—		(196)
Noncontrolling Interest Portion of Income Taxes(a)	(11)		(16)
Adjusted Tax Expense	$161	12.6%	$340	11.5%

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,127		$2,724
Noncontrolling Interests	(27)		(55)
Preferred Dividends	(13)		(27)
Adjusted Pretax Income	$1,087		$2,642

Reported Income Tax Expense From Continuing Operations	$119	10.6%	$312	11.5%
Noncontrolling Interest Portion of Income Taxes(a)	(4)		(7)
Adjusted Tax Expense	$115	10.6%	$305	11.5%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2026 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Consolidated
2025 QTD Reported and Adjusted Earnings Per Share	$1.54	$0.01	$(0.30)	$1.25
Weather	(0.02)	—	—	(0.02)
Volume(a)	0.08	—	—	0.08
Riders and Other Retail Margin(b)	0.09	(0.01)	—	0.08
Rate case impacts, net(c)	0.10	—	—	0.10
Wholesale	0.04	—	—	0.04
Interest Expense(d)	(0.05)	—	0.01	(0.04)
AFUDC Equity	0.02	—	—	0.02
Depreciation and amortization(d)	(0.09)	—	—	(0.09)
Other	(0.02)	0.01	0.02	0.01
Total variance	$0.15	$—	$0.03	$0.18
2026 QTD Adjusted Earnings Per Share	$1.69	$0.01	$(0.27)	$1.43
Regulatory Settlements	(0.05)	—	—	(0.05)
2026 QTD Reported Earnings Per Share	$1.64	$0.01	$(0.27)	$1.38

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Basic weighted average shares outstanding increased from 777 million to 779 million. Totals may not foot or cross-foot due to rounding.

(a)    Includes block and seasonal pricing.
(b)    Electric Utilities and Infrastructure includes higher grid modernization riders and North Carolina Power Bill Reduction Act (SB266) impacts.
(c)    Electric Utilities and Infrastructure includes impacts from DEI Step 2 rates, effective March 2026 (+$0.03), DEC North Carolina Year 3 rates, effective January 2026, and DEC South Carolina rates, effective March 2026 (+$0.02), DEF Year 2 rates, effective January 2026 (+$0.02), DEP North Carolina Year 3 rates, effective October 2025, and DEP South Carolina rates, effective February 2026 (+$0.02) and DEK rates, effective July 2025 (+$0.01).
(d)    Electric Utilities and Infrastructure excludes rate case impacts.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2026 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2025 YTD Reported and Adjusted Earnings Per Share	$3.18	$0.45	$(0.63)	$—	$3.00
Weather	0.02	—	—	—	0.02
Volume(a)	0.11	—	—	—	0.11
Riders and Other Retail Margin(b)	0.20	0.02	—	—	0.22
Rate case impacts, net(c)	0.23	0.01	—	—	0.24
Wholesale	0.05	—	—	—	0.05
Operations and maintenance, net of recoverables(d)	(0.08)	(0.01)	—	—	(0.09)
Interest Expense(e)	(0.07)	—	(0.02)	—	(0.09)
AFUDC Equity	0.04	—	—	—	0.04
Depreciation and amortization(e)	(0.16)	(0.01)	—	—	(0.17)
Other(f)	(0.03)	0.01	0.05	—	0.03
Total variance	$0.31	$0.02	$0.03	$—	$0.36
2026 YTD Adjusted Earnings Per Share	$3.49	$0.47	$(0.60)	$—	$3.36
Legal and Regulatory Settlements	(0.24)	—	—	—	(0.24)
Asset Sales	—	0.22	—	—	0.22
Discontinued Operations	—	—	—	0.02	0.02
2026 YTD Reported Earnings Per Share	$3.25	$0.69	$(0.60)	$0.02	$3.35

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Basic weighted average shares outstanding increased from 777 million to 779 million. Totals may not foot or cross-foot due to rounding.

(a)    Includes block and seasonal pricing.
(b)    Electric Utilities and Infrastructure includes higher grid modernization riders, SB266 impacts and higher transmission revenues. Gas Utilities and Infrastructure includes higher capital riders and customer growth in North Carolina and South Carolina.
(c)    Electric Utilities and Infrastructure includes impacts from DEI Step 2 rates, effective March 2026 (+$0.06), DEC North Carolina Year 3 rates, effective January 2026, and DEC South Carolina rates, effective March 2026 (+$0.05), DEF Year 2 rates, effective January 2026 (+$0.05), DEP North Carolina Year 3 rates, effective October 2025, and DEP South Carolina rates, effective February 2026 (+$0.05) and DEK rates, effective July 2025 (+$0.02). Gas Utilities and Infrastructure includes impacts from DEK rates, effective January 2026.
(d)    Electric Utilities and Infrastructure includes higher storm costs (-$0.03) and increased bad debt expense (-$0.02) in the current year.
(e)    Electric Utilities and Infrastructure excludes rate case impacts.
(f)    Other includes lower contributions to the Duke Energy Foundation and higher market returns in the current year.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating Revenues
Regulated electric	$7,103	$6,968	$14,906	$14,032
Regulated natural gas	418	462	1,715	1,567
Nonregulated electric and other	71	78	149	158
Total operating revenues	7,592	7,508	16,770	15,757
Operating Expenses
Fuel used in electric generation and purchased power	1,915	1,878	4,334	3,977
Cost of natural gas	130	158	655	532
Operation, maintenance and other	1,385	1,655	3,137	3,154
Depreciation and amortization	1,700	1,583	3,389	3,095
Property and other taxes	374	415	826	843
Impairment of assets and other charges	49	3	49	3
Total operating expenses	5,553	5,692	12,390	11,604
Gains (Losses) on Sales of Other Assets and Other, net	10	14	394	20
Operating Income	2,049	1,830	4,774	4,173
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	10	11	17	22
Other income and expenses, net	203	183	336	315
Total other income and expenses	213	194	353	337
Interest Expense	957	897	1,925	1,786
Income From Continuing Operations Before Income Taxes	1,305	1,127	3,202	2,724
Income Tax Expense From Continuing Operations	160	119	493	312
Income From Continuing Operations	1,145	1,008	2,709	2,412
Income (Loss) From Discontinued Operations, net of tax	—	(1)	13	(1)
Net Income	1,145	1,007	2,722	2,411
Less: Net Income Attributable to NCI	53	23	80	48
Net Income Attributable to Duke Energy Corporation	1,092	984	2,642	2,363
Less: Preferred Dividends	15	13	29	27
Net Income Available to Duke Energy Corporation Common Stockholders	$1,077	$971	$2,613	$2,336

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.38	$1.25	$3.33	$3.00
Income (loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$—	$—	$0.02	$—
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.38	$1.25	$3.35	$3.00
Weighted average shares outstanding
Basic and Diluted	779	777	779	777

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	June 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$673	$245
Receivables (net of allowance for doubtful accounts of $214 at 2026 and $194 at 2025)	4,482	4,230
Inventory (includes $1,013 at 2026 and $669 at 2025 related to VIEs)	4,665	4,569
Regulatory assets (includes $205 at 2026 and $204 at 2025 related to VIEs)	2,645	1,934
Assets held for sale	—	109
Other (includes $145 at 2026 and $88 at 2025 related to VIEs)	684	526
Total current assets	13,149	11,613
Property, Plant and Equipment
Cost (includes $3,610 at 2026 and $2,913 at 2025 related to VIEs)	197,562	190,409
Accumulated depreciation and amortization (includes ($138) at 2026 and ($89) at 2025 related to VIEs)	(62,326)	(60,450)
Net property, plant and equipment	135,236	129,959
Other Noncurrent Assets
Goodwill	19,010	19,010
Regulatory assets (includes $3,027 at 2026 and $3,108 at 2025 related to VIEs)	14,411	14,379
Nuclear decommissioning trust funds	13,590	12,889
Operating lease right-of-use assets, net	1,166	1,241
Investments in equity method unconsolidated affiliates	332	330
Assets held for sale	—	$2,148
Other	4,197	4,167
Total other noncurrent assets	52,706	54,164
Total Assets	$201,091	$195,736
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (includes $452 at 2026 and $296 at 2025 related to VIEs)	$4,940	$5,223
Notes payable and commercial paper	2,330	2,624
Taxes accrued	1,035	975
Interest accrued	899	922
Current maturities of long-term debt (includes $147 at 2026 and $118 at 2025 related to VIEs)	6,666	7,104
Asset retirement obligations	570	579
Regulatory liabilities	1,422	1,271
Liabilities associated with assets held for sale	—	84
Other	2,026	2,265
Total current liabilities	19,888	21,047
Long-Term Debt (includes $3,221 at 2026 and $3,308 at 2025 related to VIEs)	82,242	80,108
Other Noncurrent Liabilities
Deferred income taxes	13,344	12,377
Asset retirement obligations	9,202	9,046
Regulatory liabilities	15,359	15,682
Operating lease liabilities	968	1,033
Accrued pension and other post-retirement benefit costs	348	396
Investment tax credits	976	969
Liabilities associated with assets held for sale	—	$170
Other	1,901	1,889
Total other noncurrent liabilities	42,098	41,562
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2026 and 2025	973	973
Common stock, $0.001 par value, 2 billion shares authorized; 780 million and 778 million shares outstanding at 2026 and 2025	1	1
Additional paid-in capital	47,563	45,614
Retained earnings	6,005	5,056
Accumulated other comprehensive income (loss)	209	198
Total Duke Energy Corporation stockholders' equity	54,751	51,842
Noncontrolling Interests	2,112	1,177
Total equity	56,863	53,019
Total Liabilities and Equity	$201,091	$195,736

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,722	$2,411
Adjustments to reconcile net income to net cash provided by operating activities	1,550	2,629
Net cash provided by operating activities	4,272	5,040

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(6,209)	(6,264)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	2,424	1,245

Net increase (decrease) in cash, cash equivalents and restricted cash	487	21
Cash, cash equivalents and restricted cash at beginning of period	363	421
Cash, cash equivalents and restricted cash at end of period	$850	$442

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2026
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$7,118	$—	$—	$(15)	$7,103
Regulated natural gas	—	438	—	(20)	418
Nonregulated electric and other	57	11	40	(37)	71
Total operating revenues	7,175	449	40	(72)	7,592
Operating Expenses
Fuel used in electric generation and purchased power	1,933	—	—	(18)	1,915
Cost of natural gas	—	130	—	—	130
Operation, maintenance and other	1,339	127	(29)	(52)	1,385
Depreciation and amortization	1,514	110	83	(7)	1,700
Property and other taxes	343	28	3	—	374
Impairment of assets and other charges	49	—	—	—	49
Total operating expenses	5,178	395	57	(77)	5,553
Gains (Losses) on Sales of Other Assets and Other, net	2	—	7	1	10
Operating Income (Loss)	1,999	54	(10)	6	2,049
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	4	6	—	10
Other income and expenses, net	156	16	56	(25)	203
Total Other Income and Expenses	156	20	62	(25)	213
Interest Expense	602	61	313	(19)	957
Income (Loss) from Continuing Operations before Income Taxes	1,553	13	(261)	—	1,305
Income Tax Expense (Benefit) from Continuing Operations	229	3	(72)	—	160
Income (Loss) from Continuing Operations	1,324	10	(189)	—	1,145
Less: Net Income Attributable to Noncontrolling Interest	53	—	—	—	53
Net Income (Loss) Attributable to Duke Energy Corporation	1,271	10	(189)	—	1,092
Less: Preferred Dividends	—	—	15	—	15
Segment Income/Other Net Loss	$1,271	$10	$(204)	$—	$1,077
Discontinued Operations					—
Net Income Available to Duke Energy Corporation Common Stockholders					$1,077

Segment Income/Other Net Loss	$1,271	$10	$(204)	$—	$1,077
Special Items	39	—	—	—	39
Adjusted Earnings(a)	$1,310	$10	$(204)	$—	$1,116
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2026
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$14,935	$—	$—	$(29)	$14,906
Regulated natural gas	—	1,759	—	(44)	1,715
Nonregulated electric and other	118	23	82	(74)	149
Total operating revenues	15,053	1,782	82	(147)	16,770
Operating Expenses
Fuel used in electric generation and purchased power	4,373	—	—	(39)	4,334
Cost of natural gas	—	655	—	—	655
Operation, maintenance and other	3,048	262	(70)	(103)	3,137
Depreciation and amortization	3,012	225	166	(14)	3,389
Property and other taxes	736	85	5	—	826
Impairment of assets and other charges	49	—	—	—	49
Total operating expenses	11,218	1,227	101	(156)	12,390
Gains (Losses) on Sales of Other Assets and Other, net	7	374	12	1	394
Operating Income (Loss)	3,842	929	(7)	10	4,774
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	10	7	—	17
Other income and expenses, net	292	28	64	(48)	336
Total Other Income and Expenses	292	38	71	(48)	353
Interest Expense	1,173	128	662	(38)	1,925
Income (Loss) from Continuing Operations before Income Taxes	2,961	839	(598)	—	3,202
Income Tax Expense (Benefit) from Continuing Operations	356	297	(160)	—	493
Income (Loss) from Continuing Operations	2,605	542	(438)	—	2,709
Less: Net Income Attributable to Noncontrolling Interest	80	—	—	—	80
Net Income (Loss) Attributable to Duke Energy Corporation	2,525	542	(438)	—	2,629
Less: Preferred Dividends	—	—	29	—	29
Segment Income/Other Net Loss	$2,525	$542	$(467)	$—	$2,600
Discontinued Operations					13
Net Income Available to Duke Energy Corporation Common Stockholders					$2,613

Segment Income/Other Net Loss	$2,525	$542	$(467)	$—	$2,600
Special Items	189	(171)	—	—	18
Adjusted Earnings(a)	$2,714	$371	$(467)	$—	$2,618
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,982	$—	$—	$(14)	$6,968
Regulated natural gas	—	483	—	(21)	462
Nonregulated electric and other	63	10	40	(35)	78
Total operating revenues	7,045	493	40	(70)	7,508
Operating Expenses
Fuel used in electric generation and purchased power	1,898	—	—	(20)	1,878
Cost of natural gas	—	158	—	—	158
Operation, maintenance and other	1,594	129	(23)	(45)	1,655
Depreciation and amortization	1,402	112	77	(8)	1,583
Property and other taxes	371	41	3	—	415
Impairment of assets and other charges	(1)	—	5	(1)	3
Total operating expenses	5,264	440	62	(74)	5,692
Gains (Losses) on Sales of Other Assets and Other, net	8	—	6	—	14
Operating Income (Loss)	1,789	53	(16)	4	1,830
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	1	9	1	11
Other income and expenses, net	163	13	33	(26)	183
Total Other Income and Expenses	163	14	42	(25)	194
Interest Expense	535	65	318	(21)	897
Income (Loss) from Continuing Operations before Income Taxes	1,417	2	(292)	—	1,127
Income Tax Expense (Benefit) from Continuing Operations	200	(4)	(77)	—	119
Income (Loss) from Continuing Operations	1,217	6	(215)	—	1,008
Less: Net Income Attributable to Noncontrolling Interest	23	—	—	—	23
Net Income (Loss) Attributable to Duke Energy Corporation	1,194	6	(215)	—	985
Less: Preferred Dividends	—	—	13	—	13
Segment Income/Other Net Loss	$1,194	$6	$(228)	$—	$972
Discontinued Operations					(1)
Net Income Available to Duke Energy Corporation Common Stockholders					$971

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2025
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$14,061	$—	$—	$(29)	$14,032
Regulated natural gas	—	1,612	—	(45)	1,567
Nonregulated electric and other	124	21	82	(69)	158
Total operating revenues	14,185	1,633	82	(143)	15,757
Operating Expenses
Fuel used in electric generation and purchased power	4,017	—	—	(40)	3,977
Cost of natural gas	—	532	—	—	532
Operation, maintenance and other	3,018	254	(21)	(97)	3,154
Depreciation and amortization	2,736	219	154	(14)	3,095
Property and other taxes	749	88	6	—	843
Impairment of assets and other charges	(1)	—	5	(1)	3
Total operating expenses	10,519	1,093	144	(152)	11,604
Gains (Losses) on Sales of Other Assets and Other, net	9	—	11	—	20
Operating Income (Loss)	3,675	540	(51)	9	4,173
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	6	15	1	22
Other income and expenses, net	297	26	47	(55)	315
Total Other Income and Expenses	297	32	62	(54)	337
Interest Expense	1,065	130	636	(45)	1,786
Income (Loss) From Continuing Operations Before Income Taxes	2,907	442	(625)	—	2,724
Income Tax Expense (Benefit) from Continuing Operations	389	87	(164)	—	312
Income (Loss) from Continuing Operations	2,518	355	(461)	—	2,412
Less: Net Income Attributable to Noncontrolling Interest	48	—	—	—	48
Net Income (Loss) Attributable to Duke Energy Corporation	2,470	355	(461)	—	2,364
Less: Preferred Dividends	—	—	27	—	27
Segment Income/Other Net Loss	$2,470	$355	$(488)	$—	$2,337
Discontinued Operations					(1)
Net Income Available to Duke Energy Corporation Common Stockholders					$2,336

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2026
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$331	$8	$333	$1	$673
Receivables, net	4,260	208	14	—	4,482
Receivables from affiliated companies	207	103	1,117	(1,427)	—
Notes receivable from affiliated companies	486	26	214	(726)	—
Inventory	4,551	78	36	—	4,665
Regulatory assets	2,398	162	85	—	2,645
Other	435	32	288	(71)	684
Total current assets	12,668	617	2,087	(2,223)	13,149
Property, Plant and Equipment
Cost	178,175	17,024	2,433	(70)	197,562
Accumulated depreciation and amortization	(57,834)	(3,536)	(956)	—	(62,326)
Net property, plant and equipment	120,341	13,488	1,477	(70)	135,236
Other Noncurrent Assets
Goodwill	17,380	1,630	—	—	19,010
Regulatory assets	13,275	675	461	—	14,411
Nuclear decommissioning trust funds	13,590	—	—	—	13,590
Operating lease right-of-use assets, net	670	2	494	—	1,166
Investments in equity method unconsolidated affiliates	1	180	151	—	332
Investment in consolidated subsidiaries	582	6	81,435	(82,023)	—
Other	2,577	333	1,912	(625)	4,197
Total other noncurrent assets	48,075	2,826	84,453	(82,648)	52,706
Total Assets	181,084	16,931	88,017	(84,941)	201,091
Segment reclassifications, intercompany balances and other	(1,413)	(138)	(83,390)	84,941	—
Segment Assets	$179,671	$16,793	$4,627	$—	$201,091

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2026
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$3,665	$293	$982	$—	$4,940
Accounts payable to affiliated companies	653	60	555	(1,268)	—
Notes payable to affiliated companies	187	301	238	(726)	—
Notes payable and commercial paper	—	—	2,330	—	2,330
Taxes accrued	1,022	121	(108)	—	1,035
Interest accrued	574	49	276	—	899
Current maturities of long-term debt	4,104	57	2,514	(9)	6,666
Asset retirement obligations	570	—	—	—	570
Regulatory liabilities	1,343	80	—	(1)	1,422
Other	1,554	70	636	(234)	2,026
Total current liabilities	13,672	1,031	7,423	(2,238)	19,888
Long-Term Debt	52,744	4,715	24,845	(62)	82,242
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	13,203	1,405	(1,273)	9	13,344
Asset retirement obligations	9,108	94	—	—	9,202
Regulatory liabilities	14,312	1,019	28	—	15,359
Operating lease liabilities	608	1	359	—	968
Accrued pension and other post-retirement benefit costs	(58)	29	377	—	348
Investment tax credits	975	1	—	—	976
Other	1,406	117	568	(190)	1,901
Total other noncurrent liabilities	39,554	2,666	59	(181)	42,098
Equity
Total Duke Energy Corporation stockholders' equity	72,386	8,509	55,690	(81,834)	54,751
Noncontrolling interests	2,110	3	—	(1)	2,112
Total equity	74,496	8,512	55,690	(81,835)	56,863
Total Liabilities and Equity	181,084	16,931	88,017	(84,941)	201,091
Segment reclassifications, intercompany balances and other	(1,413)	(138)	(83,390)	84,941	—
Segment Liabilities and Equity	$179,671	$16,793	$4,627	$—	$201,091

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2026
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,416	$1,800	$1,666	$508	$861	$(76)	$7,175
Operating Expenses
Fuel used in electric generation and purchased power	632	547	447	145	250	(88)	1,933
Operation, maintenance and other	451	356	231	96	187	18	1,339
Depreciation and amortization	531	396	306	74	202	5	1,514
Property and other taxes	91	22	127	83	19	1	343
Impairment of assets and other charges	27	22	—	—	—	—	49
Total operating expenses	1,732	1,343	1,111	398	658	(64)	5,178
Gains (Losses) on Sales of Other Assets and Other, net	—	—	1	—	—	1	2
Operating Income	684	457	556	110	203	(11)	1,999
Other Income and Expenses, net(b)	72	54	18	4	13	(5)	156
Interest Expense	233	144	127	33	75	(10)	602
Income Before Income Taxes	523	367	447	81	141	(6)	1,553
Income Tax Expense	36	54	91	15	20	13	229
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	53	53
Segment Income	$487	$313	$356	$66	$121	$(72)	$1,271
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $44 million for Duke Energy Carolinas, $30 million for Duke Energy Progress, $3 million for Duke Energy Florida, $4 million for Duke Energy Ohio and $7 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana and Florida Progress.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2026
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$5,182	$4,101	$3,287	$1,070	$1,827	$(414)	$15,053
Operating Expenses
Fuel used in electric generation and purchased power	1,563	1,410	895	318	620	(433)	4,373
Operation, maintenance and other	1,052	857	550	193	374	22	3,048
Depreciation and amortization	1,057	782	602	156	407	8	3,012
Property and other taxes	197	81	250	170	38	—	736
Impairment of assets and other charges	27	22	—	—	—	—	49
Total operating expenses	3,896	3,152	2,297	837	1,439	(403)	11,218
Gains (Losses) on Sales of Other Assets and Other, net	2	1	3	—	—	1	7
Operating Income	1,288	950	993	233	388	(10)	3,842
Other Income and Expenses, net(b)	135	97	33	8	24	(5)	292
Interest Expense	450	279	254	67	139	(16)	1,173
Income Before Income Taxes	973	768	772	174	273	1	2,961
Income Tax Expense	50	96	156	31	39	(16)	356
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	80	80
Segment Income	$923	$672	$616	$143	$234	$(63)	$2,525
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $85 million for Duke Energy Carolinas, $58 million for Duke Energy Progress, $6 million for Duke Energy Florida, $7 million for Duke Energy Ohio and $16 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana and Florida Progress.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2026
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$38	$244	$22	$11	$16	$—	$331
Receivables, net	1,616	1,106	723	362	445	8	4,260
Receivables from affiliated companies	246	106	136	32	30	(343)	207
Notes receivable from affiliated companies	1,122	—	—	56	184	(876)	486
Inventory	1,528	1,374	873	186	590	—	4,551
Regulatory assets	1,141	847	170	26	215	(1)	2,398
Other	115	134	70	8	117	(9)	435
Total current assets	5,806	3,811	1,994	681	1,597	(1,221)	12,668
Property, Plant and Equipment
Cost	64,964	46,816	34,555	9,727	22,039	74	178,175
Accumulated depreciation and amortization	(21,125)	(17,446)	(8,936)	(2,643)	(7,739)	55	(57,834)
Net property, plant and equipment	43,839	29,370	25,619	7,084	14,300	129	120,341
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,784	17,380
Regulatory assets	4,765	4,246	2,132	379	975	778	13,275
Nuclear decommissioning trust funds	7,765	5,541	283	—	—	1	13,590
Operating lease right-of-use assets, net	87	357	192	5	30	(1)	670
Investments in equity method unconsolidated affiliates	—	—	1	—	—	—	1
Investment in consolidated subsidiaries	56	11	4	510	1	—	582
Other	1,382	776	546	71	245	(443)	2,577
Total other noncurrent assets	14,055	10,931	3,158	1,561	1,251	17,119	48,075
Total Assets	63,700	44,112	30,771	9,326	17,148	16,027	181,084
Segment reclassifications, intercompany balances and other	(1,448)	(203)	(160)	(600)	(222)	1,220	(1,413)
Reportable Segment Assets	$62,252	$43,909	$30,611	$8,726	$16,926	$17,247	$179,671
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments, and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2026
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,382	$909	$683	$231	$458	$2	$3,665
Accounts payable to affiliated companies	292	316	239	15	75	(284)	653
Notes payable to affiliated companies	—	823	196	44	—	(876)	187
Taxes accrued	247	105	253	332	99	(14)	1,022
Interest accrued	227	146	87	42	71	1	574
Current maturities of long-term debt	1,650	1,094	1,357	(17)	27	(7)	4,104
Asset retirement obligations	239	179	1	6	144	1	570
Regulatory liabilities	611	374	64	69	226	(1)	1,343
Other	615	372	346	77	125	19	1,554
Total current liabilities	5,263	4,318	3,226	799	1,225	(1,159)	13,672
Long-Term Debt	20,235	12,909	10,195	3,492	5,523	390	52,744
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,602	2,923	3,181	899	1,546	52	13,203
Asset retirement obligations	3,585	4,121	170	62	973	197	9,108
Regulatory liabilities	7,914	4,293	772	218	1,141	(26)	14,312
Operating lease liabilities	75	360	144	4	25	—	608
Accrued pension and other post-retirement benefit costs	10	131	82	64	78	(423)	(58)
Investment tax credits	347	195	248	5	180	—	975
Other	727	440	160	59	28	(8)	1,406
Total other noncurrent liabilities	17,260	12,463	4,757	1,311	3,971	(208)	39,554
Equity
Total Duke Energy Corporation stockholders equity	20,642	14,272	12,593	3,706	6,279	14,894	72,386
Noncontrolling interests(c)	—	—	—	—	—	2,110	2,110
Total equity	20,642	14,272	12,593	3,706	6,279	17,004	74,496
Total Liabilities and Equity	63,700	44,112	30,771	9,326	17,148	16,027	181,084
Segment reclassifications, intercompany balances and other	(1,448)	(203)	(160)	(600)	(222)	1,220	(1,413)
Reportable Segment Liabilities and Equity	$62,252	$43,909	$30,611	$8,726	$16,926	$17,247	$179,671
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana and Florida Progress.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2026
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$157	$288	$4	$—	$449
Operating Expenses
Cost of natural gas	33	97	—	—	130
Operation, maintenance and other	36	87	3	1	127
Depreciation and amortization	40	69	1	—	110
Property and other taxes	25	4	—	(1)	28
Total operating expenses	134	257	4	—	395
Operating Income (Loss)	23	31	—	—	54
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	—	—	4	—	4
Other income and expenses, net	2	15	—	(1)	16
Total other income and expenses	2	15	4	(1)	20
Interest Expense	19	41	1	—	61
Income (Loss) Before Income Taxes	6	5	3	(1)	13
Income Tax Expense (Benefit)	2	1	1	(1)	3
Segment Income (Loss)	$4	$4	$2	$—	$10
(a)    Includes results of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Primarily earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2026
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$474	$1,299	$9	$—	$1,782
Operating Expenses
Cost of natural gas	154	501	—	—	655
Operation, maintenance and other	76	180	6	—	262
Depreciation and amortization	79	143	3	—	225
Property and other taxes	55	30	—	—	85
Total operating expenses	364	854	9	—	1,227
Gains (Losses) on Sales of Other Assets and Other, net(c)	—	652	6	(284)	374
Operating Income (Loss)	110	1,097	6	(284)	929
Other Income and Expenses, net
Equity in earnings (losses) of unconsolidated affiliates	—	—	10	—	10
Other income and expenses, net	3	25	—	—	28
Other Income and Expenses, net	3	25	10	—	38
Interest Expense	37	89	2	—	128
Income (Loss) Before Income Taxes	76	1,033	14	(284)	839
Income Tax Expense (Benefit)	17	259	21	—	297
Segment Income (Loss)	$59	$774	$(7)	$(284)	$542
(a)    Includes results of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.
(c)    The gain on sale is $284 million lower at the Gas Utilities and Infrastructure segment level due to higher allocated goodwill related to the Piedmont Tennessee Disposal Group than at Piedmont Natural Gas LDC.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2026
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$5	$—	$4	$(1)	$8
Receivables, net	59	149	—	—	208
Receivables from affiliated companies	—	104	73	(74)	103
Notes receivable from affiliated companies	32	—	—	(6)	26
Inventory	44	35	—	(1)	78
Regulatory assets	78	84	—	—	162
Other	—	25	4	3	32
Total current assets	218	397	81	(79)	617
Property, Plant and Equipment
Cost	5,255	11,693	76	—	17,024
Accumulated depreciation and amortization	(1,303)	(2,216)	(17)	—	(3,536)
Net property, plant and equipment	3,952	9,477	59	—	13,488
Other Noncurrent Assets
Goodwill	324	39	—	1,267	1,630
Regulatory assets	327	296	—	52	675
Operating lease right-of-use assets, net	—	1	—	1	2
Investments in equity method unconsolidated affiliates	—	—	175	5	180
Investment in consolidated subsidiaries	—	—	—	6	6
Other	30	288	16	(1)	333
Total other noncurrent assets	681	624	191	1,330	2,826
Total Assets	4,851	10,498	331	1,251	16,931
Segment reclassifications, intercompany balances and other	(32)	(106)	(103)	103	(138)
Reportable Segment Assets	$4,819	$10,392	$228	$1,354	$16,793
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2026
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$61	$223	$9	$—	$293
Accounts payable to affiliated companies	3	118	12	(73)	60
Notes payable to affiliated companies	26	281	—	(6)	301
Taxes accrued	54	67	—	—	121
Interest accrued	9	40	—	—	49
Current maturities of long-term debt	17	40	—	—	57
Regulatory liabilities	26	53	—	1	80
Other	3	66	1	—	70
Total current liabilities	199	888	22	(78)	1,031
Long-Term Debt	860	3,762	53	40	4,715
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	473	878	53	1	1,405
Asset retirement obligations	68	26	—	—	94
Regulatory liabilities	226	783	—	10	1,019
Operating lease liabilities	—	1	—	—	1
Accrued pension and other post-retirement benefit costs	23	6	—	—	29
Investment tax credits	—	1	—	—	1
Other	35	80	—	2	117
Total other noncurrent liabilities	825	1,775	53	13	2,666
Equity
Total Duke Energy Corporation stockholders' equity	2,960	4,073	200	1,276	8,509
Noncontrolling interests	—	—	3	—	3
Total equity	2,960	4,073	203	1,276	8,512
Total Liabilities and Equity	4,851	10,498	331	1,251	16,931
Segment reclassifications, intercompany balances and other	(32)	(106)	(103)	103	(138)
Reportable Segment Liabilities and Equity	$4,819	$10,392	$228	$1,354	$16,793
(a)    Includes balances of the wholly owned subsidiary Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
June 2026

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	19,649	19,328	1.7%	2.1%	45,054	44,553	1.1%	0.5%
Commercial	19,525	19,267	1.3%	1.7%	38,596	38,169	1.1%	1.4%
Industrial	11,434	11,751	(2.7%)	(0.5%)	22,172	22,715	(2.4%)	(1.4%)
Other Energy Sales	124	138	(10.1%)	n/a	254	254	—%	n/a
Unbilled Sales	2,697	2,811	(4.1%)	n/a	1,022	995	2.7%	n/a
Total Retail Sales	53,429	53,295	0.3%	1.3%	107,098	106,686	0.4%	0.4%
Wholesale and Other	11,013	10,866	1.4%		22,798	22,717	0.4%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	64,442	64,161	0.4%		129,896	129,403	0.4%

Average Number of Customers (Electric)
Residential	7,638,620	7,520,099	1.6%		7,627,440	7,509,110	1.6%
Commercial	1,051,759	1,047,601	0.4%		1,051,299	1,046,413	0.5%
Industrial	14,801	15,125	(2.1%)		14,798	15,215	(2.7%)
Other Energy Sales	22,612	23,054	(1.9%)		22,685	23,129	(1.9%)
Total Retail Customers	8,727,792	8,605,879	1.4%		8,716,222	8,593,867	1.4%
Wholesale and Other	57	52	9.6%		56	52	7.7%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,727,849	8,605,931	1.4%		8,716,278	8,593,919	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	9,169	7,785	17.8%		20,950	19,132	9.5%
Nuclear	17,959	19,250	(6.7%)		36,465	38,176	(4.5%)
Hydro	84	452	(81.4%)		374	898	(58.4%)
Natural Gas and Oil	23,037	22,372	3.0%		44,802	43,925	2.0%
Renewable Energy	1,310	1,171	11.9%		2,295	2,012	14.1%
Total Generation(d)	51,559	51,030	1.0%		104,886	104,143	0.7%
Purchased Power and Net Interchange(e)	15,827	16,214	(2.4%)		31,066	31,166	(0.3%)
Total Sources of Energy	67,386	67,244	0.2%		135,952	135,309	0.5%
Less: Line Loss and Other	2,944	3,083	(4.5%)		6,056	5,906	2.5%
Total GWh Sources	64,442	64,161	0.4%		129,896	129,403	0.4%

Owned Megawatt (MW) Capacity(c)(f)
Summer					52,048	50,569
Winter					55,820	55,216
Nuclear Capacity Factor (%)(g)					93	99

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.
(g)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2026

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,400	6,165	3.8%		15,482	15,303	1.2%
Commercial	7,438	7,265	2.4%		14,772	14,655	0.8%
Industrial	4,890	4,977	(1.7%)		9,396	9,531	(1.4%)
Other Energy Sales	65	77	(15.6%)		134	133	0.8%
Unbilled Sales	935	1,080	(13.4%)		320	350	(8.6%)
Total Retail Sales	19,728	19,564	0.8%	1.6%	40,104	39,972	0.3%	0.4%
Wholesale and Other	2,680	2,604	2.9%		5,884	5,754	2.3%
Total Consolidated Electric Sales – Duke Energy Carolinas	22,408	22,168	1.1%		45,988	45,726	0.6%

Average Number of Customers
Residential	2,586,496	2,536,178	2.0%		2,581,223	2,530,372	2.0%
Commercial	402,857	402,816	—%		402,932	402,377	0.1%
Industrial	5,739	5,845	(1.8%)		5,744	5,870	(2.1%)
Other Energy Sales	10,672	10,803	(1.2%)		10,686	10,819	(1.2%)
Total Retail Customers	3,005,764	2,955,642	1.7%		3,000,585	2,949,438	1.7%
Wholesale and Other	30	27	11.1%		28	26	7.7%
Total Average Number of Customers – Duke Energy Carolinas	3,005,794	2,955,669	1.7%		3,000,613	2,949,464	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,613	1,538	69.9%		5,544	4,823	14.9%
Nuclear	10,474	11,363	(7.8%)		21,881	23,152	(5.5%)
Hydro	(55)	216	(125.5%)		71	467	(84.8%)
Natural Gas and Oil	6,770	6,590	2.7%		13,221	12,470	6.0%
Renewable Energy	80	87	(8.0%)		139	144	(3.5%)
Total Generation(d)	19,882	19,794	0.4%		40,856	41,056	(0.5%)
Purchased Power and Net Interchange(e)	3,516	3,432	2.4%		7,270	6,670	9.0%
Total Sources of Energy	23,398	23,226	0.7%		48,126	47,726	0.8%
Less: Line Loss and Other	990	1,058	(6.4%)		2,138	2,000	6.9%
Total GWh Sources	22,408	22,168	1.1%		45,988	45,726	0.6%

Owned MW Capacity(c)(f)
Summer					19,842	19,745
Winter					20,934	20,842
Nuclear Capacity Factor (%)(g)					93	100

Heating and Cooling Degree Days
Actual
Heating Degree Days	142	127	11.8%		1,739	1,770	(1.8%)
Cooling Degree Days	581	596	(2.5%)		627	604	3.8%

Variance from Normal
Heating Degree Days	(30.6%)	(38.7%)			(7.9%)	(7.1%)
Cooling Degree Days	14.5%	18.5%			21.6%	18.2%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.
(g)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2026

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	3,989	3,886	2.7%		9,915	9,766	1.5%
Commercial	3,719	3,695	0.6%		7,518	7,435	1.1%
Industrial	2,316	2,375	(2.5%)		4,508	4,832	(6.7%)
Other Energy Sales	21	21	—%		42	42	—%
Unbilled Sales	615	669	(8.1%)		120	(78)	253.8%
Total Retail Sales	10,660	10,646	0.1%	1.9%	22,103	21,997	0.5%	0.4%
Wholesale and Other	6,780	6,412	5.7%		13,624	13,246	2.9%
Total Consolidated Electric Sales – Duke Energy Progress	17,440	17,058	2.2%		35,727	35,243	1.4%

Average Number of Customers
Residential	1,551,088	1,523,129	1.8%		1,548,103	1,520,911	1.8%
Commercial	249,885	249,001	0.4%		249,687	248,667	0.4%
Industrial	2,940	3,043	(3.4%)		2,956	3,057	(3.3%)
Other Energy Sales	2,357	2,391	(1.4%)		2,363	2,399	(1.5%)
Total Retail Customers	1,806,270	1,777,564	1.6%		1,803,109	1,775,034	1.6%
Wholesale and Other	9	8	12.5%		9	8	12.5%
Total Average Number of Customers – Duke Energy Progress	1,806,279	1,777,572	1.6%		1,803,118	1,775,042	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,803	1,773	1.7%		3,818	4,049	(5.7%)
Nuclear	7,485	7,887	(5.1%)		14,584	15,024	(2.9%)
Hydro	73	179	(59.2%)		192	317	(39.4%)
Natural Gas and Oil	5,377	4,996	7.6%		12,318	11,515	7.0%
Renewable Energy	102	68	50.0%		162	118	37.3%
Total Generation(d)	14,840	14,903	(0.4%)		31,074	31,023	0.2%
Purchased Power and Net Interchange(e)	3,257	2,761	18.0%		5,552	5,253	5.7%
Total Sources of Energy	18,097	17,664	2.5%		36,626	36,276	1.0%
Less: Line Loss and Other	657	606	8.4%		899	1,033	(13.0%)
Total GWh Sources	17,440	17,058	2.2%		35,727	35,243	1.4%

Owned MW Capacity(c)(f)
Summer					12,865	12,585
Winter					14,067	13,880
Nuclear Capacity Factor (%)(g)					93	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	122	83	47.0%		1,667	1,606	3.8%
Cooling Degree Days	678	754	(10.1%)		731	769	(4.9%)

Variance from Normal
Heating Degree Days	(28.2%)	(51.7%)			(3.2%)	(7.5%)
Cooling Degree Days	19.3%	34.2%			25.7%	33.7%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.
(g)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2026

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,568	5,622	(1.0%)		10,357	10,240	1.1%
Commercial	4,035	3,964	1.8%		7,468	7,366	1.4%
Industrial	744	851	(12.6%)		1,518	1,634	(7.1%)
Other Energy Sales	6	7	(14.3%)		13	14	(7.1%)
Unbilled Sales	766	640	—%		726	515	41.0%
Total Retail Sales	11,119	11,084	0.3%	0.8%	20,082	19,769	1.6%	0.5%
Wholesale and Other	623	642	(3.0%)		976	1,025	(4.8%)
Total Electric Sales – Duke Energy Florida	11,742	11,726	0.1%		21,058	20,794	1.3%

Average Number of Customers
Residential	1,842,536	1,815,652	1.5%		1,839,988	1,813,649	1.5%
Commercial	214,645	212,623	1.0%		214,445	212,229	1.0%
Industrial	1,592	1,580	0.8%		1,556	1,598	(2.6%)
Other Energy Sales	3,474	3,538	(1.8%)		3,486	3,550	(1.8%)
Total Retail Customers	2,062,247	2,033,393	1.4%		2,059,475	2,031,026	1.4%
Wholesale and Other	13	12	8.3%		14	13	7.7%
Total Average Number of Customers – Duke Energy Florida	2,062,260	2,033,405	1.4%		2,059,489	2,031,039	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,083	1,239	(12.6%)		2,571	1,693	51.9%
Natural Gas and Oil	9,490	9,621	(1.4%)		16,519	17,625	(6.3%)
Renewable Energy	1,116	1,007	10.8%		1,976	1,736	13.8%
Total Generation(d)	11,689	11,867	(1.5%)		21,066	21,054	0.1%
Purchased Power and Net Interchange(e)	349	343	1.7%		594	451	31.7%
Total Sources of Energy	12,038	12,210	(1.4%)		21,660	21,505	0.7%
Less: Line Loss and Other	296	484	(38.8%)		602	711	(15.3%)
Total GWh Sources	11,742	11,726	0.1%		21,058	20,794	1.3%

Owned MW Capacity(c)(f)
Summer					11,929	10,855
Winter					12,840	12,515

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		416	359	15.9%
Cooling Degree Days	1,237	1,261	(1.9%)		1,504	1,476	1.9%

Variance from Normal
Heating Degree Days	(100.0%)	(100.0%)			9.6%	(3.8%)
Cooling Degree Days	16.5%	17.8%			18.9%	15.2%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2026

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,837	1,813	1.3%		4,550	4,485	1.4%
Commercial	2,352	2,317	1.5%		4,752	4,646	2.3%
Industrial	1,060	1,126	(5.9%)		2,171	2,222	(2.3%)
Other Energy Sales	20	21	(4.8%)		41	40	2.5%
Unbilled Sales	199	259	(23.2%)		(1)	138	(100.7%)
Total Retail Sales	5,468	5,536	(1.2%)	0.4%	11,513	11,531	(0.2%)	0.6%
Wholesale and Other	362	135	168.1%		628	247	154.3%
Total Electric Sales – Duke Energy Ohio	5,830	5,671	2.8%		12,141	11,778	3.1%

Average Number of Customers
Residential	842,056	837,594	0.5%		842,449	837,735	0.6%
Commercial	76,725	76,391	0.4%		76,676	76,453	0.3%
Industrial	1,944	2,051	(5.2%)		1,958	2,076	(5.7%)
Other Energy Sales	2,552	2,605	(2.0%)		2,558	2,629	(2.7%)
Total Retail Customers	923,277	918,641	0.5%		923,641	918,893	0.5%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	923,278	918,642	0.5%		923,642	918,894	0.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	745	576	29.3%		1,645	1,355	21.4%
Natural Gas and Oil	142	98	44.9%		245	135	81.5%
Renewable Energy	3	—	—%		4	—	—%
Total Generation(d)	890	674	32.0%		1,894	1,490	27.1%
Purchased Power and Net Interchange(e)	5,525	5,602	(1.4%)		11,432	11,648	(1.9%)
Total Sources of Energy	6,415	6,276	2.2%		13,326	13,138	1.4%
Less: Line Loss and Other	585	605	(3.3%)		1,185	1,360	(12.9%)
Total GWh Sources	5,830	5,671	2.8%		12,141	11,778	3.1%

Owned MW Capacity(c)(f)
Summer					1,085	1,080
Winter					1,173	1,173

Heating and Cooling Degree Days
Actual
Heating Degree Days	298	408	(27.0%)		2,760	2,971	(7.1%)
Cooling Degree Days	340	344	(1.2%)		360	351	2.6%

Variance from Normal
Heating Degree Days	(32.8%)	(8.0%)			(7.8%)	(0.7%)
Cooling Degree Days	0.6%	1.8%			5.7%	3.1%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2026

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)	2026	2025	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,855	1,842	0.7%		4,750	4,759	(0.2%)
Commercial	1,981	2,026	(2.2%)		4,086	4,067	0.5%
Industrial	2,424	2,422	0.1%		4,579	4,496	1.8%
Other Energy Sales	12	12	—%		24	25	(4.0%)
Unbilled Sales	182	163	11.7%		(143)	70	(304.3%)
Total Retail Sales	6,454	6,465	(0.2%)	1.2%	13,296	13,417	(0.9%)	0.1%
Wholesale and Other	568	1,073	(47.1%)		1,686	2,445	(31.0%)
Total Electric Sales – Duke Energy Indiana	7,022	7,538	(6.8%)		14,982	15,862	(5.5%)

Average Number of Customers
Residential	816,444	807,546	1.1%		815,677	806,443	1.1%
Commercial	107,647	106,770	0.8%		107,559	106,687	0.8%
Industrial	2,586	2,606	(0.8%)		2,584	2,614	(1.1%)
Other Energy Sales	3,557	3,717	(4.3%)		3,592	3,732	(3.8%)
Total Retail Customers	930,234	920,639	1.0%		929,412	919,476	1.1%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	930,238	920,643	1.0%		929,416	919,480	1.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,925	2,659	10.0%		7,372	7,212	2.2%
Hydro	66	57	15.8%		111	114	(2.6%)
Natural Gas and Oil	1,258	1,067	17.9%		2,499	2,180	14.6%
Renewable Energy	9	9	—%		14	14	—%
Total Generation(d)	4,258	3,792	12.3%		9,996	9,520	5.0%
Purchased Power and Net Interchange(e)	3,180	4,076	(22.0%)		6,218	7,144	(13.0%)
Total Sources of Energy	7,438	7,868	(5.5%)		16,214	16,664	(2.7%)
Less: Line Loss and Other	416	330	26.1%		1,232	802	53.6%
Total GWh Sources	7,022	7,538	(6.8%)		14,982	15,862	(5.5%)

Owned MW Capacity(c)(f)
Summer					6,327	6,304
Winter					6,806	6,806

Heating and Cooling Degree Days
Actual
Heating Degree Days	348	430	(19.1%)		2,927	3,161	(7.4%)
Cooling Degree Days	343	352	(2.6%)		359	354	1.4%

Variance from Normal
Heating Degree Days	(29.5%)	(12.3%)			(10.2%)	(2.2%)
Cooling Degree Days	0.1%	2.4%			4.1%	2.3%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Based on winter capacity for Fossil, Nuclear and Hydro generation stations, and nameplate capacity for Renewable generation stations.

Gas Utilities and Infrastructure
Quarterly Highlights
June 2026

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Inc. (Dec.)	2026	2025	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	132,770,392	125,745,045	5.6%	316,945,789	307,204,892	3.2%
Duke Energy Midwest LDC throughput (Mcf)(a)	12,023,233	13,882,749	(13.4%)	48,925,823	54,338,433	(10.0%)

Average Number of Customers – Piedmont Natural Gas
Residential	907,523	1,090,225	(16.8%)	971,464	1,091,561	(11.0%)
Commercial	91,772	109,004	(15.8%)	98,435	109,426	(10.0%)
Industrial	755	940	(19.7%)	814	943	(13.7%)
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,000,069	1,200,188	(16.7%)	1,070,732	1,201,949	(10.9%)

Average Number of Customers – Duke Energy Midwest
Residential	525,236	523,704	0.3%	526,881	525,151	0.3%
Commercial	34,503	34,119	1.1%	35,136	34,702	1.3%
Industrial	1,951	2,200	(11.3%)	1,979	2,267	(12.7%)
Other	114	117	(2.6%)	114	117	(2.6%)
Total Average Number of Gas Customers – Duke Energy Midwest	561,804	560,140	0.3%	564,110	562,237	0.3%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact. On March 31, 2026, Piedmont closed on the sale of its Tennessee business.